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                                         EXHIBIT NO. 23(b)




                        CONSENT OF ATTORNEYS


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[ROUTIER, MACKEY AND JOHNSON, P.C. LETTERHEAD]

                         September 14, 1995

                         CONSENT OF COUNSEL


     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus forming part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Glenbrook Life and Annuity Company (File No. 33-91916), to be filed with the Securities and Exchange Commission on or about September 15, 1995.


                        Routier, Mackey and Johnson, P.C.


                        By:     /s/ GREGOR B. MCCURDY
                           ------------------------------------
                           Gregor B. McCurdy